File No. 333-181578

As filed with the Securities and Exchange Commission on July 1, 2014

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

OSHKOSH CORPORATION

(Exact name of Registrant as specified in its charter)

Wisconsin	39-0520270
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2307 Oregon Street P.O. Box 2566 Oshkosh, Wisconsin	54903
(Address of principal executive offices)	(Zip Code)

OSHKOSH CORPORATION 2009 INCENTIVE STOCK AND AWARDS PLAN, AS AMENDED AND RESTATED

(Full title of the plan)

Bryan J. Blankfield

Executive Vice President, General Counsel

and Secretary

Oshkosh Corporation

2307 Oregon Street

P. O. Box 2566

Oshkosh, Wisconsin 54903

(920) 235-9151

(Name, address and telephone number of agent for
service)

Copy to: Patrick G. Quick John K. Wilson Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202 (414) 271-2400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

EXPLANATORY NOTE

Oshkosh Corporation, a Wisconsin corporation incorporated in June 2014 (the “Company” or the “Registrant”), files this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (this “Amendment”) as the successor registrant to Oshkosh Corporation, a Wisconsin corporation incorporated in January 1930 and the former publicly-traded parent company of the Company (“Predecessor”), in accordance with Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”).  This Amendment pertains to the Company’s adoption of Registration Statement No. 333-181578 (the “Registration Statement”), relating to the issuance of shares of Predecessor’s common stock, par value $0.01 per share (“Predecessor Common Stock”), pursuant to the Oshkosh Corporation 2009 Incentive Stock and Awards Plan, as amended and restated.  The Company is adopting the Registration Statement as a result of Predecessor’s completion of a holding company reorganization, whereby the Company became the parent holding company for the combined business and subsidiaries of Predecessor.

The holding company reorganization was completed on June 30, 2014 pursuant to a Plan of Merger, dated such date (the “Plan of Merger”), among the Company, Predecessor and Oshkosh Defense, LLC, a Wisconsin limited liability company (“Oshkosh Defense”).  In accordance with the Plan of Merger, Predecessor merged with and into Oshkosh Defense, with Oshkosh Defense surviving the merger (the “Merger”).  In connection with the Merger, each outstanding share of Predecessor Common Stock was converted into one share of the Company’s common stock, par value $0.01 per share, evidencing the same proportional interests in the Company and having the same designation, rights, powers and preferences, and qualifications, limitations and restrictions as a share of Predecessor Common Stock immediately prior to the Merger.

In accordance with Rule 414 under the Securities Act, the Company, as the successor registrant to Predecessor, hereby expressly adopts the Registration Statement as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Predecessor paid all registration fees at the time of filing the Registration Statement.

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PART II                                                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents, filed by Predecessor and the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Exchange Act, are incorporated herein by reference and deemed to be a part hereof:

(a)                                 Predecessor’s Annual Report on Form 10-K for the fiscal year ended September 30, 2013;

(b)                                 Predecessor’s Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2013 and March 31, 2014;

(c)                                  Predecessor’s Current Reports on Form 8-K dated February 4, 2014, February 4, 2014, February 6, 2014, February 6, 2014, February 21, 2014 and March 21, 2014;

(d)                                 The Company’s Current Report on Form 8-K dated June 30, 2014; and

(e)                                  The description of the Company’s common stock contained in Predecessor’s Registration Statement on Form 8-A, dated June 21, 2002, including any amendment or report filed for the purpose of updating such description.

All other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement, as amended by this Amendment, that indicates that all securities offered have been sold or that deregisters all securities that remain unsold shall be deemed to be incorporated by reference in this Amendment and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Amendment to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Amendment.

Item 4.         Description of Securities.

Not applicable.

Item 5.         Interests of Named Experts and Counsel.

None.

Item 6.         Indemnification of Directors and Officers.

Article VII of the Company’s By-Laws requires that it must, to the fullest extent permitted or required by the Wisconsin Business Corporation Law (“WBCL”), including any amendments to the WBCL (but only to the extent an amendment permits or requires us to provide broader indemnification rights than prior to the amendment), indemnify the Company’s directors and officers against any and all liabilities, and pay or reimburse any and all properly documented reasonable expenses, incurred in any

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proceedings to which any director or officer is a party because he or she is or was a director or officer. The Company must also indemnify an employee who is not a director or officer, to the extent that the employee has been successful on the merits or otherwise in defense of a proceeding, for all expenses incurred in the proceeding if the employee was a party because he or she is or was an employee. The Company may, but is not required to, supplement the rights to indemnification against liabilities and allowance of expenses under this paragraph by the purchase of insurance on behalf of any one or more of the directors, officers or employees, whether or not it would be required or permitted to indemnify or allow expenses to a director, officer or employee.

The indemnification provided by the WBCL and the Company’s By-Laws is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the indemnification provisions may be to reduce the circumstances in which an officer or director may be required to bear the economic burden of the liabilities and expense.

The Company maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law that may extend to, among other things, liability arising under the Securities Act.

Item 7.         Exemption from Registration Claimed.

Not applicable.

Item 8.         Exhibits.

The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index.

Item 9.         Undertakings.

(a)                                 The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement; and

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities

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offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the Registrant pursuant to this Amendment, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv)  Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oshkosh, State of Wisconsin, on July 1, 2014.

OSHKOSH CORPORATION

By:	/s/ David M. Sagehorn
David M. Sagehorn
Executive Vice President and Chief
Financial Officer

Pursuant to the requirements of the Securities Act, this post-effective amendment to the registration statement has been signed by the following persons in the capacities indicated on July 1, 2014.

SIGNATURE	TITLE

/s/ Charles L. Szews	Chief Executive Officer and Director
Charles L. Szews	(Principal Executive Officer)

/s/ David M. Sagehorn	Executive Vice President and Chief Financial Officer
David M. Sagehorn	(Principal Financial Officer)

/s/ Thomas J. Polnaszek	Senior Vice President, Finance and Controller
Thomas J. Polnaszek	(Principal Accounting Officer)

*	Chairman of the Board
Richard M. Donnelly

*	Director
Peter B. Hamilton

*	Director
Kathleen J. Hempel

*	Director
Leslie F. Kenne

*	Director
Stephen D. Newlin

*	Director
Craig P. Omtvedt

S-1

*	Director
Duncan J. Palmer

*	Director
John S. Shiely

*	Director
Richard G. Sim

*	Director
William S. Wallace

*By	/s/ Charles L. Szews
Charles L. Szews
Attorney-in-fact

S-2

EXHIBIT INDEX

Exhibit Number	Description

4.1

Oshkosh Corporation 2009 Incentive Stock and Awards Plan, as Amended and Restated (incorporated by reference to Exhibit 10.1 to Predecessor’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 (File No. 1-31371)).

4.2	Articles of Incorporation of Oshkosh Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated June 30, 2014 (File No. 1-31371)).

4.3	By-Laws of Oshkosh Corporation (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, dated June 30, 2014 (File No. 1-31371)).

4.4

Amended and Restated Credit Agreement, dated March 21, 2014, among Oshkosh Corporation, various subsidiaries of Oshkosh Corporation party thereto as borrowers and various lenders and agents party thereto (incorporated by reference to the Exhibit 4.1 to Predecessor’s Current Report on Form 8-K dated March 21, 2014 (File No. 1-31371)).

4.5

Assumption and Amendment Agreement, dated June 30, 2014, among Oshkosh Corporation, Oshkosh Corporation, Oshkosh Defense, LLC and Bank of America, N.A., as administrative agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated June 30, 2014 (File No. 1-31371)).

4.6

Indenture, dated February 21, 2014, among the Company, the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to the Exhibit 4.1 to Predecessor’s Current Report on Form 8-K dated February 21, 2014 (File No. 1-31371)).

4.7

First Supplemental Indenture, dated June 30, 2014, among Oshkosh Corporation, Oshkosh Corporation, Oshkosh Defense, LLC and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K dated June 30, 2014 (File No. 1-31371)).

4.8

Indenture, dated March 3, 2010, among the Company, the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Predecessor’s Current Report on Form 8-K dated March 3, 2010 (File No. 1-31371)).

4.9

First Supplemental Indenture, dated September 27, 2010, among the Company, the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.3 to Predecessor’s Annual Report on Form 10-K for the year ended September 30, 2010 (File No. 1-31371)).

4.10

Second Supplemental Indenture, dated June 30, 2014, among Oshkosh Corporation, Oshkosh Corporation, Oshkosh Defense, LLC and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated June 30, 2014 (File No. 1-31371)).

5	Opinion of Foley & Lardner LLP (including consent of counsel).

23.1	Consent of Foley & Lardner LLP (included in Exhibit 5).

23.2	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney of Stephen D. Newlin.

24.2*	Power of Attorney of Richard M. Donnelly, Peter B. Hamilton, Kathleen J. Hempel, Leslie F. Kenne, Craig P. Omtvedt, Duncan J. Palmer, John S. Shiely, Richard G. Sim and William S. Wallace.

*Previously filed on the signature page to the Registration Statement on Form S-8 (No. 333-181578) filed on May 22, 2012.